EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

 (1)

Registration Statement (Form S-3 No. 333-120189) and the related Prospectus of Cross Country Healthcare, Inc.;

 (2)

Registration Statement (Form S-8 No. 333-74862) pertaining to Cross Country Healthcare, Inc.’s Amended and Restated 1999 Stock Option Plan and Cross Country Healthcare, Inc.’s Amended and Restated Equity Participation Plan; and

 (3)

Registration Statement (Form S-8 No. 333-145484) pertaining to Cross Country Healthcare, Inc.’s 2007 Stock Incentive Plan

of our report dated November 19, 2008 with respect to the consolidated financial statements of Jamestown Indemnity, Ltd., for the year ended December 31, 2007.

Grant Thornton
Grand Cayman, Cayman Islands
November 19, 2008